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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Forest Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202

April 1, 2005

Dear Shareholder:

        We cordially invite you to our Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 10, 2005, at 9:00 a.m., M.D.T., at the Colorado State Bank Building, 1600 Broadway, Suite 590, Denver, Colorado 80202.

        At this year's meeting, you will be asked to elect two Class II directors, approve an additional 175,000 shares for the 1999 Employee Stock Purchase Plan, and ratify the appointment of KPMG LLP as our independent auditors. Our Board of Directors unanimously recommends that you vote "FOR" each of these proposals.

        Your vote is important. Details regarding how to vote your shares and about each of the proposals are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        Thank you for your continued interest in Forest Oil.

Sincerely,

H. Craig Clark President and Chief Executive Officer

Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 10, 2005

To the Shareholders of
FOREST OIL CORPORATION:

        As a shareholder of Forest Oil Corporation, a New York corporation, you are invited to be present in person or to be represented by proxy at the Annual Meeting of Shareholders, to be held at the Colorado State Bank Building, 1600 Broadway, Suite 590, Denver, Colorado 80202, on Tuesday, May 10, 2005, at 9:00 a.m., M.D.T., for the following purposes:

  1.
  To elect two Class II directors;

  2.
  To approve an additional 175,000 shares for the Forest Oil Corporation 1999 Employee Stock Purchase Plan;

  3.
  To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2005; and

  4.
  To consider such other business as may be properly brought before the meeting and any adjournments or postponements of the meeting.

        Our Board of Directors has set March 14, 2005 as the record date for the meeting. This means that record owners of our common stock at the close of business on that date are entitled to receive this notice of the meeting, and vote at the meeting and any adjournments or postponements of the meeting.

        Your vote is important. Shareholders are urged to attend the meeting in person or by proxy. If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting. Whether or not you plan to attend the Annual Meeting, please cast your vote by completing, signing, and dating the enclosed proxy card and returning it promptly in the accompanying envelope, or by following the Internet or telephone voting instructions on the proxy card. If for any reason you desire to revoke your proxy, you may do so at any time before the vote is held at the Annual Meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors,

Cyrus D. Marter IV Vice President, General Counsel and Secretary

        The accompanying proxy statement, together with the accompanying form of proxy, is first being mailed to our shareholders on or about April 1, 2005.

i

Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 10, 2005

GENERAL INFORMATION

Proxy Solicitation

        These proxy materials are furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Forest Oil Corporation (sometimes referred to as the "Company" or "Forest") for use at the 2005 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the Colorado State Bank Building, 1600 Broadway, Suite 590, Denver, Colorado 80202, at 9:00 a.m., M.D.T., on Tuesday, May 10, 2005. The proxies also may be voted at any adjournments or postponements of the meeting.

Shareholders Entitled to Vote

        Only shareholders of record of Forest common stock at the close of business on March 14, 2005, the record date, are entitled to notice of the meeting and to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On March 14, 2005, there were 60,580,592 shares of our common stock issued and outstanding.

Voting Procedures

        Shareholders who hold shares directly as the shareholder of record, or beneficially in street name, can vote without attending the meeting via the Internet, by telephone, or by mailing their signed proxy card. Also, shareholders whose shares are held in street name can vote by submitting voting instructions to your broker or nominee. Please refer to your proxy card or the information forwarded by your bank, broker, or other nominee to see which options are available to you.

        If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the proxy card but do not provide instructions, your shares will be voted "FOR" the election of all director nominees, "FOR" the amendment to the 1999 Employee Stock Purchase Plan, and "FOR" the ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2005.

        If you sign the voting instruction card of your broker, trustee, or other nominee but do not provide instructions, your shares will not be voted unless your broker, trustee, or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, this is referred to as a "broker non-vote." Brokers who are members of the New York Stock Exchange have discretionary authority to vote the shares of a beneficial owner in the election of our directors and the ratification of KPMG LLP as our independent auditors; but such brokers are not empowered to vote the shares on the proposal to add 175,000 additional shares for issuance under our 1999 Employee Stock Purchase Plan in the absence of specific instructions from the beneficial owner.

        Participants in the Retirement Savings Plan of Forest Oil Corporation ("401(k) Plan") will receive a proxy card for all shares that are owned through the 401(k) Plan. That proxy card will serve as a voting instruction card for the trustee of the 401(k) Plan. If you do not vote this proxy, the trustee will not vote the shares credited to your 401(k) Plan account.

        Proxies may be revoked at any time prior to the voting of the proxy by (i) giving written notice to our Secretary, (ii) executing and submitting a revised proxy, or (iii) voting in person at the meeting. If you have instructed a broker, trustee, or other nominee to vote your shares, you must follow the directions received from your broker, trustee, or other nominee to change those instructions. You may change your telephone or Internet vote as often as you wish following the procedures for telephone or Internet voting, as applicable.

        Even if you currently plan to attend the Annual Meeting in person, we recommend that you also vote or submit your proxy so that your vote will be counted if you later decide not to attend the meeting.

Quorum; Vote Required

        A majority of the outstanding shares of common stock must be present or represented by proxy at the meeting in order to have a quorum. All shares that are voted "for" or "against" any matter, votes that are "withheld" for Class II nominees, abstentions, and "broker non-votes" are counted as present for the purpose of determining the presence of a quorum. (The term "broker non-votes" refers to shares that brokers do not have authority to vote in the absence of timely instructions from the beneficial owners.) If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting.

        Under the laws of New York, our state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Although they are considered in determining the presence of a quorum, abstentions and broker non-votes will not be considered "votes cast" and, accordingly, will have no effect on the outcome of the vote.

        Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote (that is, the two nominees receiving the greatest number of votes cast will be elected). Votes that are "withheld" will not have an effect on the outcome of the vote. The proposal to approve 175,000 additional shares for issuance under our 1999 Employee Stock Purchase Plan and the proposal to ratify the appointment of KPMG LLP as our independent auditors, as well as any other matter that may come before the meeting, require the affirmative vote of a majority of the votes cast at the meeting.

        We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2005.

Recommendations of the Board of Directors

        Our Board of Directors recommends a vote "FOR" the election of each of the Class II nominees, "FOR" the approval of an additional 175,000 shares for issuance under the 1999 Employee Stock Purchase Plan, and "FOR" the ratification of the appointment of KPMG LLP as Forest's independent auditors for the year ending December 31, 2005.

Costs of Solicitation and Other Matters

        We will bear all costs incurred in connection with the preparation, assembly, and mailing of the proxy materials and the solicitation of proxies, including any costs associated with retaining a third-party proxy solicitor. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies by mail, telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. In addition, we will reimburse brokers, banks, and other nominees, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock held in their names. We have engaged Georgeson Shareholder to assist us in the solicitation of proxies and we expect to pay them a fee of $6,500 and reimburse them for certain charges and expenses.

Delivery of Documents to Security Holders Sharing an Address

        The Securities and Exchange Commission permits companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This method of delivery, often referred to as "householding," is meant to reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. We are not householding proxy materials for our shareholders of record in connection with the Annual Meeting, but we have been notified that certain intermediaries may household proxy materials. If you hold your shares of our common stock through a broker or bank that has determined to household proxy materials:

  •
  Only one proxy statement and 2004 Annual Report to Shareholders will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;

  •
  We will promptly deliver to you a separate copy of the proxy statement and 2004 Annual Report to Shareholders if you so request by calling us at 303.812.1400, or by writing to our Secretary at Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver, Colorado 80202. You may also contact your bank or broker to make a similar request; and

  •
  If your household is receiving multiple copies of our proxy statement and annual report, you can request delivery from your bank or broker of only a single copy of our proxy statement and annual report.

CORPORATE GOVERNANCE PRINCIPLES AND
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Independence

        Our Board of Directors ("Board") has determined that Forrest E. Hoglund and James H. Lee, who are standing for re-election, are independent. Only directors who have been determined to be independent serve on our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our Board uses the independence standards as adopted by the New York Stock Exchange and the Securities and Exchange Commission in making these determinations and, based on information provided by the members, has determined that the members of each of these committees meet the independence standards and have no material relationship with the Company that may interfere with the exercise of their independence from management and the Company. Such independence standards are reflected in our Corporate Governance Guidelines.

Board Structure and Committee Composition

        As of the date of this proxy statement, our Board has eight members and the following four standing committees: (1) Audit Committee, (2) Compensation Committee, (3) Executive Committee, and (4) Nominating and Corporate Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on Forest's website at www.forestoil.com. During 2004, the Board held eight meetings. Each director, except Mr. Britton, attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he served during 2004. Mr. Britton attended approximately 69% of all applicable Board and committee meetings. Directors are encouraged to attend the Annual Meeting of Shareholders. Seven of the current directors who were directors on May 13, 2004, the date of the 2004 Annual Meeting, attended that meeting. The following table identifies the members of the Board as of the date of this proxy statement and the standing committees of the Board on which they serve.

Name of Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Independent Directors:
William L. Britton				Member
Cortlandt S. Dietler		Chair		Chair
Dod A. Fraser(1)	Chair			Member
Forrest E. Hoglund(2)		Member	Chair
James H. Lee	Member		Member
James D. Lightner		Member
Patrick R. McDonald	Member
Employee Director:
H. Craig Clark			Member
Number of Meetings in 2004	9	6	0	5

(1)
The Board has determined that Mr. Fraser is an "audit committee financial expert" as defined under the applicable Securities and Exchange Commission rules.

(2)
Mr. Hoglund serves as non-executive Chairman of the Board.

        Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Forest's financial statements, Forest's compliance with legal and regulatory requirements, the independence and qualifications of Forest's independent auditors, and the performance of Forest's internal audit function and independent auditors. The Audit Committee has the authority to obtain advice and assistance, and receive appropriate funding, from Forest for outside legal counsel, or other advisers as the Audit Committee deems necessary, to carry out its duties. As set forth in the Corporate Governance Guidelines, no member of the Audit Committee may serve on more than three audit committees of public companies, including the Audit Committee of Forest.

        The principal functions of the Audit Committee are: to appoint and determine the compensation of our independent auditors; to pre-approve audit services and non-audit services by our independent auditors; to review the scope of, process for, and results of the annual independent audit engagement; to review and discuss with management and the independent auditors our annual and quarterly financial statements; to review with management our major financial risk exposures; to review major changes, if any, to our accounting principles and practices; to review the significant reports prepared by our internal auditors; to consult with the independent auditors regarding internal control matters and the procedures for our financial reporting processes; to meet with management and our independent petroleum engineers to review the estimates of our oil and gas reserves; to establish and maintain procedures for the receipt, retention, and treatment of complaints concerning financial matters; to prepare an annual report for inclusion in our proxy statement; and to review annually and reassess the Audit Committee charter. The Audit Committee consults separately and jointly with the independent auditors, persons responsible for internal audit, and management. The Audit Committee also meets separately with our independent petroleum engineers to review our reserve estimates and the methodologies used in preparing these estimates. The report of the Audit Committee is included in this proxy statement under the caption "Report of the Audit Committee." The Audit Committee charter is available on our website.

        Compensation Committee.    The Compensation Committee discharges the Board's responsibilities relating to compensation of Forest's executive officers and directors, establishes Forest's overall compensation philosophy, prepares an annual report on executive compensation for inclusion in the annual proxy statement, and retains and approves the compensation of any compensation and benefits consultants. The principal functions of the Compensation Committee are: to review the compensation strategies for the officers and other employees of the Company; to determine the individual elements and compensation of the President and Chief Executive Officer; to review and approve the corporate goals and objectives relevant to executive officer compensation; and to evaluate the performance of executive officers (either as a committee or with the other independent directors) and determine the elements and total compensation of these officers in accordance with the corporate goals and objectives. The Compensation Committee also administers and determines awards under our stock option, bonus, and other incentive and benefit programs. The report of the Compensation Committee is included in this proxy statement, under the caption "Report of the Compensation Committee on Executive Compensation." The Compensation Committee charter is available on our website.

        Executive Committee.    The Executive Committee, between meetings of the Board, may exercise the powers of our Board, except as prohibited by law.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by taking a leadership role in shaping the governance structure of the Company. The primary functions of the Nominating and Corporate Governance Committee are to develop and oversee the Company's corporate governance principles and identify qualified individuals for election to the Board. The Nominating and Corporate Governance Committee identifies qualified candidates and makes recommendations to the Board for selection of the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. The Nominating and Corporate Governance Committee will consider other candidates provided they are presented in accordance with the requirements of Forest's Bylaws or with the procedures outlined below, under the caption "Consideration of Director Nominees—Shareholder Nominees." The Committee also reviews and assists with the structure and composition of other Board committees. The Nominating and Corporate Governance Committee is also responsible for overseeing the evaluation of the Board, our President and Chief Executive Officer, and other executive officers. As it deems appropriate, the Nominating and Corporate Governance Committee has authority to retain search firms to identify director candidates and approve their compensation. The Nominating and Corporate Governance Committee charter is available on our website.

        Executive Sessions.    The Board holds executive sessions in connection with each regular meeting of the Board outside the presence of the Chief Executive Officer or any other management directors. The Chairman of the Board leads the executive sessions.

        Non-Executive Chairman.    Mr. Hoglund serves as Forest's non-executive Chairman of the Board and presides at meetings of the Board. Forest's Corporate Governance Guidelines provide for a non-executive Presiding Director in the event that the Chairman of the Board also holds the position of Chief Executive Officer.

Consideration of Director Nominees

        Director Qualifications.    Forest's Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on Forest's Board. Under these criteria, all candidates must possess the following personal characteristics: integrity and accountability; informed judgment; financial literacy; mature confidence; and high performance standards. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of Forest's activities, and the willingness to commit the time and effort required, including attendance at all Board meetings and committee meetings of which he or she is a member.

        Forest's Corporate Governance Guidelines also contain standards with respect to the determination of director independence, and the Nominating and Corporate Governance Committee considers the independence standards as part of its process. In accordance with these standards, a director must have no material relationship with the Company, other than as a director, to be considered independent. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with us or our independent auditors.

        Identifying and Evaluating Nominees for Directors.    The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to serve on the Board. The Nominating and Corporate Governance Committee will evaluate candidates for nomination to the Board, including those recommended by shareholders, and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Corporate Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the 2005 Annual Meeting. The Nominating and Corporate Governance Committee is responsible for recommending to the Board director nominees to be presented for election at meetings of the shareholders or of the Board. Shareholders may recommend possible director nominees for consideration by the Nominating and Corporate Governance Committee as indicated below. Shareholders may also nominate candidates for election to the Board at the Company's Annual Meeting of Shareholders by following the provisions set forth in the Company's Bylaws. Forest's Corporate Governance Guidelines include the qualifications and skills required for directors and are available on our website.

        In July 2004, the Board elected James D. Lightner as a Class III director. The Nominating and Corporate Governance Committee did not utilize an outside search firm in connection with Mr. Lightner's election.

        Shareholder Nominees.    The Nominating and Corporate Governance Committee will consider all properly submitted shareholder recommendations of candidates for election to the Board as described above. In evaluating the recommendations of shareholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the director qualification criteria set forth above. Any shareholder recommendations for director nominees should include the candidate's name and qualifications, as well as the shareholder's name, and should be sent in writing to: Secretary, Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver, Colorado 80202, or faxed to 303.812.1445.

        Forest's Bylaws permit shareholders to nominate candidates for election to the Board at an Annual Meeting of Shareholders. In order to nominate candidates, the Bylaws provide that the proposal must be submitted in writing, in advance of the next Annual Meeting, in accordance with the deadlines established in the Bylaws. The process is described below, under the caption "SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING."

Director Compensation

        The following table provides information concerning compensation paid to non-employee directors who served on the Board during 2004. Mr. Clark did not receive separate compensation for his service as a director.

Non-Employee Director Compensation Table
For Fiscal 2004(1)

Annual Board Retainer	$50,000
Audit Committee Retainer	$15,000
Audit Committee Chair Retainer	$30,000
Other Committees' Retainer(2)	$ 5,000
Other Committees' Chair Retainer	$10,000
Equity Compensation—Stock Option(3)	5,000 shares

(1)
Board and committee retainers are paid in cash.

(2)
Members of the Executive Committee who are not Denver-area residents are paid a retainer of $15,000 instead of the other fees that would apply.

(3)
Each non-employee director receives a fully-vested stock option grant to purchase 5,000 shares of our common stock either on the date of his initial election or on the date of the Annual Meeting of Shareholders, provided that no director may receive more than one option grant per year.

        During 2004, options to purchase 5,000 shares of our common stock were granted to each of the non-employee directors under the 2001 Stock Incentive Plan, other than Messrs. McDonald and Lightner, in each case with an exercise price of $24.885 per share. Mr. McDonald joined our Board on February 26, 2004, and Mr. Lightner joined our Board on July 16, 2004. Pursuant to the 2001 Stock Incentive Plan, upon their election to the Board, Mr. McDonald and Mr. Lightner each received an option to purchase 5,000 shares of common stock, with an exercise price of $26.09 and $27.56 per share, respectively. In connection with Mr. Hoglund's service as non-executive Chairman of the Board, he does not receive an additional retainer or Board fees; however, in recognition of his services as non-executive Chairman of the Board, on February 25, 2004 and December 8, 2004, he received two fully-vested stock option grants to purchase 15,000 shares of Forest common stock under the 2001 Stock Incentive Plan, with an exercise price of $25.04 and $30.605 per share, respectively. In addition, all directors are reimbursed by us for all costs incurred by them in their capacities as directors, including the costs of attending Board meetings and committee meetings.

Corporate Governance Guidelines and Code of Business Conduct

        Forest is committed to adhering to sound corporate governance principles. Forest has adopted codes of ethics and conduct for the directors and for the officers and employees, known as the Code of Business Conduct and Ethics for Members of the Board and the Proper Business Practices Policy, respectively.

Forest has also adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws, and Board Committee charters, form the governance framework for Forest. The Corporate Governance Guidelines are reviewed annually by the Nominating and Corporate Governance Committee. Each of these policies, the committee charters, and the governance guidelines, is available on Forest's website at www.forestoil.com. We will also post on our website amendments to these policies and any waivers from these policies for our principal executive, financial, and accounting officers.

Director Indemnification and Insurance

        Forest's Restated Certificate of Incorporation limits the personal liability of our directors to the fullest extent permitted by the New York Business Corporation Law, as currently formulated or as it might be revised in the future. The Restated Certificate of Incorporation provides that a director will not be liable for damages for any breach of duty unless it is finally established that (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (b) the director personally gained a financial profit or other advantages to which he was not legally entitled, or (c) the director's acts violated Section 719 of the Business Corporation Law, which provides that directors who vote for, or concur in, certain types of corporate action proscribed by the Business Corporation Law will be jointly and severally liable for any injury resulting from such action.

        Forest carries Directors and Officers Liability coverage designed to insure the directors and officers of Forest and its subsidiaries against certain liabilities incurred by them in the performance of their duties. The coverage is also designed to provide reimbursement in certain cases to Forest and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability. This type of coverage was originally purchased by Forest on May 24, 1978 and was most recently renewed on August 7, 2004, for a period of one year. The current program is provided by AEGIS Insurance Services, Inc. In addition to the Directors and Officers Liability program, Forest carries Fiduciary Liability and Commercial Crime coverages. We paid aggregate premiums of $1,066,012 for this insurance during 2004. No claims have been filed and no payments have been made to Forest or its subsidiaries or to any of their directors under these policies.

Communications with the Board

        If any shareholder or third party has a complaint or concern regarding accounting, internal accounting controls, or auditing matters at Forest, they should send their complaint in writing to the Chairman of the Audit Committee in care of the Secretary at Forest's principal executive offices. If any shareholder or third party has a concern about Forest or otherwise wishes to communicate with the Board, they should send their communication in writing to the attention of the Chairman of the Board (or in the event that the Chairman also holds the position of Chief Executive Officer, the Presiding Director) in care of the Secretary at Forest's principal executive offices, at 1600 Broadway, Suite 2200, Denver, Colorado 80202.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We currently have one class of voting securities outstanding. On March 14, 2005, there were 60,580,592 shares of our common stock outstanding, with each such share being entitled to one vote.

Security Ownership of Beneficial Owners

        The following table sets forth information as of March 15, 2005, concerning the shareholders who owned beneficially more than 5% of the outstanding shares of our common stock. The information provided in the table is based on information filed with the Securities and Exchange Commission and information provided to Forest. For the purposes of this table, shares of common stock not outstanding, but deemed beneficially owned by virtue of a person or group having the right to acquire them within 60 days, including outstanding stock options and warrants, are treated as outstanding only for purposes of determining the percentage owned by such person or group, and are not treated as outstanding for the purpose of computing the percentage ownership by any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
The Anschutz Corporation 2400 Qwest Tower 555 17th Street Denver, CO 80202	7,905,575	(2)	12.94%
FMR Corp. 82 Devonshire Street Boston, MA 02109	7,708,435	(3)	12.72%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	3,823,199	(4)	6.31%
Mac-Per-Wolf Company 310 South Michigan Avenue Suite 2600 Chicago, IL 60604	3,605,336	(5)	5.95%

(1)
The information is based on information filed with the Securities and Exchange Commission through March 15, 2005, information provided to us by the named beneficial owners, and the amount of our common stock outstanding on such date.

(2)
The shares indicated as beneficially owned by The Anschutz Corporation include 521,856 shares issuable upon conversion of warrants held by The Anschutz Corporation. As of March 15, 2005, based on information included in Forms 4 filed with the Securities and Exchange Commission through such date, 4,216,486 shares held by The Anschutz Corporation were subject to prepaid forward sales contracts, which are scheduled to terminate in 2009 and 2010.

(3)
FMR Corporation has shared investment and sole dispositive power with respect to these shares, and sole voting power with respect to 1,169,100 of these shares.

(4)
T. Rowe Price Associates, Inc. has sole dispositive power with respect to all of these shares, and sole voting power with respect to 952,799 of these shares.

(5)
Mac-Per-Wolf Company has sole dispositive power and sole voting power with respect to these shares.

Security Ownership of Management

        The following table shows, as of March 15, 2005, the number of shares of our common stock beneficially owned by:

  •
  each director continuing to serve after the Annual Meeting and each director nominee;

  •
  each of the executive officers named in the Summary Compensation Table set forth below (under the caption "Executive Compensation"); and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder's name. Shares of common stock not outstanding but deemed beneficially owned by virtue of a person or group having the right to acquire them within 60 days, including outstanding stock options, are treated as outstanding only for purposes of determining the percentage owned by such person or group, and are not treated as outstanding for the purpose of computing the percentage ownership by any other person, except as otherwise indicated.

	Aggregate Number of Shares
Name of Beneficial Owner	Beneficially Owned(1)	Acquirable Within 60 Days(2)		Total	Percent of Class(3)
William L. Britton	2,720	20,000		22,720	*
H. Craig Clark	48,298	275,800		324,098	*
Cecil N. Colwell	6,261	41,800		48,061	*
Cortlandt S. Dietler	2,970	20,000		22,970	*
Dod A. Fraser	2,950	20,000		22,950	*
Leonard C. Gurule	5,000	5,000		10,000	*
Forrest E. Hoglund	45,000	50,000		95,000	*
David H. Keyte	13,286	234,000	(4)	247,286	*
James H. Lee	6,185	20,000		26,185	*
James D. Lightner	650	5,000		5,650	*
Patrick R. McDonald	2,000	5,000		7,000	*
Matthew A. Wurtzbacher	8,422	67,100		75,522	*
All current directors and executive officers as a group (17 persons, including 12 named above)	161,124	794,500		955,624	1.6%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1)
Amounts reported also include shares held for the benefit of certain executive officers by the trustee of our 401(k) Plan Trust as of February 28, 2005.

(2)
Reflects the number of shares that could be purchased by exercise of vested options available at March 14, 2005, or within 60 days thereafter under the terms of Forest's stock option plans.

(3)
Based on 60,580,592 shares outstanding as of the record date, March 14, 2005.

(4)
Includes 1,044 shares held by trusts for his children, of which shares Mr. Keyte disclaims beneficial ownership.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Bylaws provide that the members of our Board shall be divided into three classes, Class I, Class II, and Class III, whose terms of office expire at different times in annual succession. The Bylaws allow our Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than 15. Currently, our Board has eight members.

        Generally, each class of directors is elected for a term expiring at the Annual Meeting of Shareholders to be held three years after the date of their election. There are two nominees for election as Class II directors this year. All of the nominees have served as directors since the last Annual Meeting. Messrs. Hoglund and Lee were elected at the 2002 Annual Meeting of Shareholders. Messrs. Hoglund and Lee have each been nominated to stand for re-election at the Annual Meeting to hold office until our 2008 Annual Meeting of Shareholders and until their successors are elected and qualified.

        If, prior to the Annual Meeting, one or more of the nominees has become unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominee and for any substitute nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. As of the mailing of these proxy materials, the Board knows of no reason why either of the director nominees would not be available to serve as a director.

        The persons named as proxies in the enclosed proxy, who have been so designated by the Board, intend to vote "FOR" the election of each of the two Class II nominees unless otherwise instructed in the proxy.

        Information concerning the nominees selected by the Board as of February 28, 2005, as well as each of our other current directors who will hold office following the Annual Meeting, is set forth below:

Class II Nominees—For Election to Terms Expiring at the Annual Meeting of Shareholders in 2008

Name/Director Since/Age	Principal Occupation, Positions with Company, and Business Experience During Last Five Years
Forrest E. Hoglund Director since 2000 Age 71	Mr. Hoglund joined the Board of Directors in 2000 and has served as our non-executive Chairman of the Board since September 2003. Mr. Hoglund has served as Chairman and Chief Executive Officer of SeaOne Maritime Corp., a natural gas transportation company, since December 2004. Mr. Hoglund has served as Chairman and Chief Executive Officer of Arctic Resources Company, Ltd., a natural gas pipeline company, since 2000. He served as Chairman of the Board of EOG Resources, Inc. from 1987 to 1999 and President from 1990 to 1996. Mr. Hoglund serves as Chairman of our Executive Committee and is a member of our Compensation Committee.
James H. Lee Director since 1991 Age 56
Mr. Lee has served as the Managing General Partner of Lee, Hite & Wisda Ltd., an oil and gas consulting firm, since 1984. Mr. Lee is a director of Frontier Oil Corporation, a crude oil refining and wholesale marketing company. He is a member of our Audit Committee and our Executive Committee.

Vote Required

        A plurality of the votes cast is required to elect the Class II nominees as directors.

        THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE CLASS II NOMINEES SET FORTH ABOVE.

CONTINUING MEMBERS OF THE BOARD:

Class I Directors—Terms Expiring at the Annual Meeting of Shareholders in 2007

Name/Director Since/Age	Principal Occupation, Positions with Company, and Business Experience During Last Five Years
Cortlandt S. Dietler Director since 1996 Age 83	Mr. Dietler has served as Chairman of the Board of TransMontaigne Inc., an independent provider of supply chain management for fuel, since April 1995 and served as Chief Executive Officer from 1995 to 1999. Mr. Dietler is a director of Hallador Petroleum Company, an oil and gas exploration and production company. Mr. Dietler is also a director of Cimarex Energy Co., an oil and gas exploration and production company. He is the Chairman of our Compensation Committee and our Nominating and Corporate Governance Committee.
Dod A. Fraser Director since 2000 Age 54
Mr. Fraser has served as President of Sackett Partners Incorporated, a consulting company for not-for-profit entities, since 2000. He served as Managing Director and Group Executive of the global oil and gas group of Chase Securities, Inc., a subsidiary of The Chase Manhattan Bank, from 1995 to 2000, and prior thereto was a General Partner of Lazard Freres & Co., an investment banking firm. Mr. Fraser is a director of Smith International, Inc., a supplier of products and services to the oil and gas, petrochemical, and other industrial markets. Mr. Fraser is also a director of Terra Industries Inc., a nitrogen-based fertilizer company. Mr. Fraser serves as Chairman of our Audit Committee and is a member of our Nominating and Corporate Governance Committee.
Patrick R. McDonald Director since 2004 Age 47
Mr. McDonald has served as Chief Executive Officer, President, and Director of Nytis Exploration Company, an oil and gas exploration company, since April 2003. From 1998 to 2003, Mr. McDonald served as President, Chief Executive Officer, and Director of Carbon Energy Corporation, an oil and gas exploration and production company. From 1987 to 1997, he served as Chairman, Chief Executive Officer, and President of a company that he founded, Interenergy Corporation, a natural gas gathering, processing, and marketing company. Mr. McDonald is a member of our Audit Committee.

Class III Directors—Terms Expiring at the Annual Meeting of Shareholders in 2006

Name/Director Since/Age	Principal Occupation, Positions with Company, and Business Experience During Last Five Years
H. Craig Clark Director since 2003 Age 48
Mr. Clark has served as President and Chief Executive Officer and a director of Forest since July 2003. Mr. Clark joined Forest in September 2001 and served as President and Chief Operating Officer until July 2003. Mr. Clark was employed by Apache Corporation, an oil and gas exploration and production company, from 1989 to 2001, where he served in various management positions, including Executive Vice President-U.S. Operations and Chairman and Chief Executive Officer of ProEnergy, an affiliate of Apache. Mr. Clark is a member of our Executive Committee.

CONTINUING MEMBERS OF THE BOARD:

Name/Director Since/Age	Principal Occupation, Positions with Company, and Business Experience During Last Five Years
William L. Britton Director since 1996 Age 70
Mr. Britton is a consultant with the law firm of Bennett Jones LLP. He served as a partner of Bennett Jones LLP from 1962 until December 2004, and was Managing Partner and Chairman from 1981 to 1997. Mr. Britton is Vice Chairman and lead director of ATCO Ltd. and Canadian Utilities Limited and is Deputy Chairman of Akita Drilling Ltd. He is a director of ATCO Gas and Pipelines Ltd., Barking Power Limited, Thames Power Limited, Hanzell Vineyards Limited, and the Denver Broncos Football Club. He is a member of our Nominating and Corporate Governance Committee.
James D. Lightner Director since 2004 Age 52
Mr. Lightner is a Partner and Chief Executive Officer of Orion Energy Partners, an oil and gas exploration and production company. From 1999 to May 2004, Mr. Lightner served in various capacities with Tom Brown, Inc., an oil and gas exploration and production company including Director, Chairman, Chief Executive Officer and President. Prior thereto, he served as Vice President and General Manager of EOG Resources, Inc. Mr. Lightner is a director of W.H. Energy Services Inc., an oil field services company. He is a member of our Compensation Committee.

PROPOSAL NO. 2—APPROVAL OF AN ADDITIONAL 175,000 SHARES FOR ISSUANCE UNDER
THE 1999 EMPLOYEE STOCK PURCHASE PLAN

        At the meeting, you will be asked to approve an amendment to Forest's 1999 Employee Stock Purchase Plan (the "Purchase Plan") to reserve an additional 175,000 shares of common stock for issuance under the Purchase Plan, bringing the total number of shares authorized for issuance to 300,000 shares of common stock. The Board is asking shareholders to approve the amendment to the Purchase Plan as it is an integral component of Forest's efforts to attract and retain employees, and allows them the opportunity to invest in Forest's common stock at an attractive price. As of March 15, 2005, 92,147 shares of common stock had already been issued under the Purchase Plan.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN ADDITIONAL 175,000 SHARES FOR ISSUANCE UNDER THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

Vote Required

        Approval of the proposed amendment to the Purchase Plan requires the affirmative vote of a majority of the votes cast.

Summary of the Purchase Plan

        The following general description of certain features of the Purchase Plan is qualified in its entirety by reference to the Purchase Plan, which is attached as Appendix A.

        General.    The purpose of the Purchase Plan is to provide employees of Forest and its subsidiaries with an opportunity to purchase Forest common stock and, therefore, to have an additional incentive to contribute to the success of Forest.

        Administration.    The Purchase Plan is administered by a committee appointed by the Board. The Employee Benefits Committee ("Committee") administers the Purchase Plan and has the power to interpret the Purchase Plan. The decisions of the Committee are final and binding upon participants.

        Eligibility.    Each employee of Forest or any subsidiary designated by the Committee is eligible to participate in the Purchase Plan if such employee is regularly scheduled to work more than 20 hours per week and more than five calendar months in any calendar year. An eligible employee may not participate if such employee would own (directly or indirectly), immediately after the grant, 5% of either the voting power or the value of Forest's common stock. As of March 1, 2005, approximately 500 employees were eligible to participate in the Purchase Plan.

        Shares Available under the Purchase Plan; Adjustments.    The number of shares of common stock that may be purchased by participating employees under the Purchase Plan will not exceed in the aggregate 300,000 shares. In the event that Forest common stock is changed by reason of any stock split, stock dividend, combination, recapitalization, or similar change in Forest's capital structure effected without receipt of consideration, appropriate proportional adjustments may be made in the number of shares of common stock subject to the Purchase Plan.

        Participation in an Offering.    The Purchase Plan is implemented by option periods lasting three months, which coincide with the calendar quarter (option period). To participate in the Purchase Plan, each eligible employee must authorize payroll deductions. A participant may designate a specified whole dollar amount or an integral percentage of their eligible compensation to be deducted for each pay period and paid into the Purchase Plan for their account. The designated percentage may not be less than 1% or more than 15%, subject to limitations. No employee will be granted an option under the Purchase Plan that permits the employee's rights to purchase common stock to accrue at a rate that exceeds $25,000 per calendar year. Unless an employee's payroll deductions are withdrawn, the aggregate payroll deductions credited to the employee's account will be used to purchase shares of common stock at the end of the three-month option period; provided, however, that the maximum number of shares of common stock that may be purchased by a participant under any quarterly option may not exceed 5,000 shares.

        Purchase Price.    Shares of common stock may be purchased under the Purchase Plan at a price equal to not less than 85% of the fair market value of the common stock on (i) date of grant, or (ii) the date of exercise, whichever is less. On December 31, 2004, the closing price per share of Forest common stock was $31.72. The number of shares of Forest common stock a participant purchases in each option period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that option period by the purchase price.

        Withdrawal.    A participant may not change the rate of his or her payroll deductions during an option period. However, a participant may withdraw in whole from the Purchase Plan, but not in part, at any time prior to the date of exercise relating to a particular option period by timely delivering a notice of withdrawal in the manner specified by the Company. Forest will refund to the participant the amount of the participant's payroll deductions under the Purchase Plan that have not been otherwise returned or used upon exercise of options, and thereafter the participant's payroll deduction authorization and interest in unexercised options under the Purchase Plan will terminate.

        Termination of Employment.    Except as described below, if the employment of a participant terminates for any reason, then the participant's participation in the Purchase Plan ceases and the Company will refund the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options. If the employment of a participant terminates after such participant has attained age 65 or due to death or disability, the participant, or the participant's personal representative, as applicable, may elect either to (i) withdraw all of the accumulated unused payroll deductions credited to the participant's account, or (ii) exercise the participant's option for the purchase of common stock at the end of the option period. If no such election is timely received by the Company, the participant or personal representative will automatically be deemed to have elected the second alternative.

        Amendments and Termination.    The Purchase Plan may be amended at any time by the Board, except that no change in any option previously granted may be made that would impair the rights of participants without the consent of participants. The Board may terminate the Purchase Plan at any time. The Purchase Plan will continue until March 31, 2009, unless earlier terminated by the Board.

        New Plan Benefits.    Because benefits under the Purchase Plan, as proposed to be amended, will depend on employee's elections to participate and the fair market value of Forest common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the proposed amendment to the Purchase Plan is approved by shareholders. Non-employee directors are not eligible to participate in the Purchase Plan.

        United States Federal Income Tax Consequences.    If Forest shareholders approve this proposal, the Purchase Plan, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant in connection with the shares issuable under the Purchase Plan until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the applicable date of grant, then the participant generally will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the applicable date of grant. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the option price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Forest is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above, in all other cases, no deduction is allowed to Forest.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND FOREST WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES ARISING IN THE CONTEXT OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT'S INCOME OR GAIN MAY BE TAXABLE.

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board has appointed the firm of KPMG LLP, 707 Seventeenth Street, Suite 2700, Denver, Colorado 80202 as Forest's independent auditors to examine and audit Forest's financial statements for the year 2005. Services provided to Forest by KPMG LLP during 2004 are described under "Fees to Independent Auditors" below. A representative of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

        Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of financial controls and reporting. Notwithstanding its selection, the Board, in its discretion, may appoint new independent registered public accountants at any time during the year if the Board believes that such a change would be in the best interest of Forest and its shareholders. If the shareholders do not ratify the appointment of KPMG LLP, the Board may reconsider its selection.

Vote Required

        Ratification of the appointment of KPMG LLP as Forest's independent auditors for 2005 requires the affirmative vote of a majority of the votes cast.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

FEES TO INDEPENDENT AUDITORS

        The following table shows the fees paid or accrued for audit and other services rendered by KPMG LLP for 2004 and 2003.

	2004	2003
Audit fees(1)	$1,532,532	$766,768
Audit-related fees(2)	222,561	66,656
Tax fees(3)	48,834	74,616

Total all fees	$1,803,927	$908,040

(1)
Audit fees for 2003 consist of fees for professional services provided in connection with the audit of the consolidated financial statements, review of our quarterly financial statements, statutory audits, review of registration statements, issuance of consents, and issuances of letters to underwriters. Audit fees for 2004 include the foregoing services and the audit of internal control over financial reporting.

(2)
Audit-related fees consist principally of acquisition audits, employee benefit plan audits and annual proxy assistance.

(3)
Tax fees include fees for tax compliance, tax examination assistance, and tax consulting on sales transactions.

        The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and non-audit services not prohibited by law to be performed by Forest's independent auditors and associated fees, not to exceed $40,000. Any such pre-approval of services and fees by the Chairman shall be reported to the full Audit Committee at its next regular meeting. All fees set forth in the foregoing table were pre-approved by the Audit Committee or the Chairman of the Audit Committee under the noted delegation of authority.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the integrity of Forest's financial statements, its compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of Forest's independent auditors, who report directly to the Audit Committee. The Audit Committee operates under a charter approved by the Board. The full text of the Audit Committee charter is available on Forest's website at www.forestoil.com. As of the date of this report, the Audit Committee was comprised of three directors, each of whom has been determined to be independent within the meaning of rules adopted by the Securities and Exchange Commission, the listing standards of the New York Stock Exchange, and Forest's Corporate Governance Guidelines.

        Forest's management has responsibility for preparing Forest's financial statements and the financial reporting process, including the system of internal controls. Forest's independent auditor, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States), and for issuing a report on the results of that independent audit.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has met with management and KPMG LLP, and reviewed and discussed the audited consolidated financial statements;

  2.
  The Audit Committee has discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380);

  3.
  The Audit Committee has received from and discussed with KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, regarding the firm's independence; and

  4.
  Based upon the review and discussions described in the preceding paragraphs (1) through (3) above, and the Audit Committee's review of the representations of management and KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Forest's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

        The undersigned members of the Audit Committee have submitted this report to the Board.

Dated: March 17, 2005	Dod A. Fraser, Chairman James H. Lee Patrick R. McDonald

        The foregoing report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

EXECUTIVE COMPENSATION

        The following table discloses certain information regarding compensation earned during each of our last three fiscal years by our Chief Executive Officer and each of our four other most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Other Annual Compensation ($)(2)		Restricted Stock Awards ($)(3)	Securities Underlying Options (#)	All Other Compensation ($)(4)
H. Craig Clark President and Chief Executive Officer	2004 2003 2002	$462,500 418,628 361,375	$450,000 375,000 175,000		$1,661 1,108 2,401		$1,112,900 -0- -0-	140,000 156,600 -0-	$86,109 29,689 19,405
David H. Keyte Executive Vice President and Chief Financial Officer	2004 2003 2002	337,750 317,000 306,750	240,000 200,000 140,000		550 -0- -0-		306,050 -0- -0-	60,000 30,000 -0-	63,476 29,831 26,188
Cecil N. Colwell Senior Vice President—Worldwide Drilling	2004 2003 2002	201,764 180,500 172,000	105,000 100,000 65,000		-0- -0- -0-		122,420 -0- -0-	21,000 12,100 -0-	34,500 13,986 10,759
Leonard C. Gurule(5) Senior Vice President—Alaska	2004 2003	252,500 69,231	140,000 62,500	(7)	82,914 -0-	(6)	153,025 -0-	28,000 50,000	34,218 4,034
Matthew A. Wurtzbacher Senior Vice President—Corporate Planning and Development	2004 2003 2002	201,667 175,150 155,200	110,000 100,000 75,000		1,585 -0- -0-		153,025 -0- -0-	30,000 20,200 -0-	32,796 12,847 9,204

(1)
Unless otherwise noted, bonus amounts for 2004 consist of payments made in 2005 based upon corporate and individual performance during 2004.

(2)
Amounts shown for 2004 include: (i) perquisites and other personal benefits if the value of these items exceeded the lesser of $50,000 or 10% of the reported salary and bonus of the named executive officer; and (ii) grossed-up reimbursements for taxes due on certain benefits.

(3)
For 2004, the dollar amounts shown represent the value of time-based restricted stock awarded to the named executives under the Company's 2001 Stock Incentive Plan, as amended, which is calculated by multiplying the total number of restricted shares by the fair market value of Forest's common stock on the date of grant (see below). The fair market values calculated do not reflect any adjustments for risk of forfeiture or restrictions on transferability. The restricted shares vest on the third anniversary of the date of grant or, if earlier, upon a corporate change, as defined in the Restricted Stock Agreement. A holder of restricted shares has all the rights of a holder of shares of common stock, including the right to receive dividends, if any.

Officer	Date of Grant	Restricted Shares Granted (#)	Fair Market Value on Date of Grant ($/Share)
H. Craig Clark	02/25/04 12/08/04	20,000 20,000	$ $	25.040 30.605
David H. Keyte	12/08/04	10,000		$30.605
Cecil N. Colwell	12/08/04	4,000		$30.605
Leonard C. Gurule	12/08/04	5,000		$30.605
Matthew A. Wurtzbacher	12/08/04	5,000		$30.605

  The table below lists the aggregate number of restricted shares not vested or subject to risk of forfeiture held by the named executive officers and the value of such shares on December 31, 2004. Fair market values are determined by multiplying the number of unvested shares by $31.72, the December 31, 2004 closing price for Forest common stock.

Officer	Restricted Shares (#)	Total Fair Market Value
H. Craig Clark	40,000	$1,268,800
David H. Keyte	10,000	$317,200
Cecil N. Colwell	4,000	$126,880
Leonard C. Gurule	5,000	$158,600
Matthew A. Wurtzbacher	5,000	$158,600

(4)
The totals include: (i) the Company's matching contribution to the 401(k) Plan in the following amounts: Mr. Clark, $3,938; Mr. Keyte, $6,778; Mr. Colwell, $6,096; Mr. Gurule, $4,875; and Mr. Wurtzbacher, $6,154; (ii) a Company discretionary contribution to the 401(k) Plan for 2004 in the following amounts: Mr. Clark, $11,518; Mr. Keyte, $11,518; Mr. Colwell, $11,518; Mr. Gurule, $11,518; and Mr. Wurtzbacher, $11,518; (iii) the Company's matching contribution pursuant to executive differed compensation plans in the following amounts: Mr. Clark, $28,437; Mr. Keyte, $16,864; Mr. Colwell, $8,028; Mr. Gurule, $12,571; and Mr. Wurtzbacher, $7,963; (iv) a Company discretionary contribution to the executive deferred compensation plan account in the following amounts: Mr. Clark, $35,630; Mr. Keyte, $18,726; Mr. Colwell, $5,437; Mr. Gurule, $4,355; and Mr. Wurtzbacher, $5,520; (v) the amount representing preferential interest (that portion of interest that is above-market rates under rules of the SEC) earned on deferred compensation in the following amounts: Mr. Clark, $5,641; Mr. Keyte, $8,645; Mr. Colwell, $2,454; Mr. Gurule, $83; and Mr. Wurtzbacher, $1,218; and (vi) taxable value of group term life insurance over $50,000 in the following amounts: Mr. Clark, $945; Mr. Keyte, $945; Mr. Colwell, $967; Mr. Gurule, $816; and Mr. Wurtzbacher, $423.

(5)
Mr. Gurule became an executive officer in September 2003.

(6)
Other annual compensation for Mr. Gurule includes payment of relocation expenses in the amount of $71,550.

(7)
Bonus amount for Mr. Gurule includes a payment of $37,500 associated with relocation expenses in 2003.

Stock Option Grants During 2004

        The following table provides details regarding stock options granted in 2004 to each of our named executive officers. In addition, as required by the rules of the Securities and Exchange Commission, we have shown hypothetical gains or "option spreads" that would exist for their respective options. These gains are based on assumed rates of annually compounded stock price appreciation of 5% and 10% from the date the options were granted through the full term of the option. We do not have any outstanding stock appreciation rights.

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (Ten Years)(4)
Individual Grants
Number of Securities Underlying Options Granted (#)(1)(2)
% of Total Options Granted to Employees In 2004(3)
Name			Exercise Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
H. Craig Clark	100,000 40,000	6.96 2.78%	$25.040 30.605	02/25/14 12/08/14	$1,574,752 769,893	$3,990,731 1,951,060
David H. Keyte	40,000 20,000	2.78 1.39	25.040 30.605	02/25/14 12/08/14	629,901 384,946	1,596,292 975,530
Cecil N. Colwell	13,000 8,000	.90 ..56	25.040 30.605	02/25/14 12/08/14	204,718 153,979	518,795 390,212
Leonard C. Gurule	20,000 8,000	1.39 ..56	25.040 30.605	02/25/14 12/08/14	314,950 153,979	798,146 390,212
Matthew A. Wurtzbacher	20,000 10,000	1.39 ..70	25.040 30.605	02/25/14 12/08/14	314,950 192,473	798,146 487,765

(1)
All options granted in fiscal 2004 have a term of ten years and are subject to a four-year vesting schedule, with 25% of the options becoming exercisable on each of the first four anniversaries of the date of grant.

(2)
All of the unvested portion of these options vests in connection with certain terminations of employment. See "Employment Contracts, Termination of Employment, and Change of Control Arrangements."

(3)
The percentage for each year is the amount of stock options granted to each of the named executive officers as a percentage of the total stock options granted to all employees. During fiscal 2004, Forest granted options to employees to purchase a total of 1,437,450 shares.

(4)
These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. The 5% and 10% appreciation rates are established by the Securities and Exchange Commission and are not intended to forecast future appreciation rates for our common stock. Actual gains, if any, on stock option exercises and common stock holdings are dependent upon the future performance of our common stock. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of our future stock performance. There can be no assurance that the amounts reflected in this table will be achieved. These numbers do not take into account provisions of the options providing for termination of the option following employment termination, non-transferability, or vesting.

Aggregated Option Exercises in 2004 and Outstanding Stock Option Values as of December 31, 2004

        The following table shows options exercised and value realized, and the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2004 and their values at such date. Year-end values are based on a price per share of $31.72, the closing price of our common stock on December 31, 2004. Year-end values do not reflect the actual amounts, if any, that may be realized upon the future exercise of remaining stock options and should not be considered indicative of our future stock performance.

			Number of Securities Underlying Unexercised Options at 12/31/04 (#)		Value of Unexercised In-the-Money Options at 12/31/04 ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
H. Craig Clark	0	$0	236,650	309,950	$1,361,230	$2,058,489
David H. Keyte	27,250	302,145	216,500	91,250	1,576,749	538,763
Cecil N. Colwell	0	0	45,625	32,575	223,429	189,380
Leonard C. Gurule.	12,500	145,060	0	65,500	0	497,458
Matthew A. Wurtzbacher	0	0	57,050	47,650	364,313	289,795

(1)
Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2)
Market value of shares covered by in-the-money options on December 31, 2004, less the option exercise price. Options are in-the-money if the market value of the shares covered by the option is greater than the option exercise price.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2004, relating to equity compensation plans pursuant to which grants of stock options, restricted stock, or other rights to acquire Forest common stock may be granted, or under which options or other rights previously granted remain outstanding. The table also summarizes other arrangements for the issuance of stock options and restricted stock awards. The table does not include the additional 175,000 shares that may be issuable pursuant to the proposed amendment to the Purchase Plan that is the subject of Proposal No. 2.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,740,457	(2)	$26.8898	862,190	(3)
Equity compensation plans not approved by security holders(4)	25,000		$20.0000	0
Total(5)	3,765,457			862,190

(1)
This column does not reflect the purchase price of shares that may be purchased pursuant to the Forest 1999 Employee Stock Purchase Plan.

(2)
Includes shares underlying outstanding stock options to purchase shares under Forest's 2001 Stock Incentive Plan and a 1996 Stock Incentive Plan that expired in March 2002.

(3)
Includes shares available for issuance under Forest's 2001 Stock Incentive Plan and Forest's 1999 Employee Stock Purchase Plan. As of December 31, 2004, 829,337 shares of common stock were available for future issuance under the 2001 Stock Incentive Plan, and 32,853 shares of common stock were available for future issuance under the 1999 Employee Stock Purchase Plan.

(4)
Includes shares underlying stock options issued to a former executive outside of the Forest's stock incentive plans. All of these options are fully vested and will expire on March 30, 2005.

(5)
Does not include stock options that Forest assumed under the Forcenergy 1999 Stock Plan of Forcenergy Inc, which terminated in 2000. There are options exercisable for 5,255 shares of Forest common stock still outstanding under the Forcenergy 1999 Stock Plan. These options have a weighted average exercise price of $12.50 per share.

Summary Description of Non-Shareholder Approved Equity Arrangements

        Pursuant to the terms of a stock option agreement between Forest and a former executive, Forest granted the individual a stock option to purchase shares of Forest common stock. This option was granted in 1999 outside of the terms of Forest's equity incentive plans, which have been approved by the shareholders. As of December 31, 2004, the outstanding option granted pursuant to the agreement included 25,000 shares and has an exercise price of $20. If not earlier exercised, the option will expire on March 30, 2005.

Pension Plan

        We have a qualified, non-contributory defined benefit pension plan. Benefit accruals under this Pension Plan were suspended effective as of May 31, 1991.

        The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the Pension Plan for the indicated levels of average annual compensation and various periods of service, assuming no future changes in such plan:

	Estimated Maximum Annual Pension Benefits(2)
	Years of Service
Remuneration(1)
	10	20	30
$100,000	$36,846	$48,060	$53,400
200,000	73,692	96,120	106,800
300,000	79,282	103,412	114,902
400,000	79,282	103,412	114,902

(1)
The level of compensation used to determine benefits payable under the Pension Plan is the participant's annual base salary prior to May 31, 1991.

(2)
Normal retirement benefits attributable to our contributions are limited under certain provisions of the Internal Revenue Code of 1986, as amended, to $165,000 in 2004, as increased annually thereafter for cost of living adjustments.

        The amount of our contribution, payment, or accrual in respect to any specified person in the Pension Plan is not and cannot readily be separately or individually calculated by the Pension Plan actuaries. Annual benefits at normal retirement are approximately 24% of average annual earnings (excluding bonuses) for any consecutive 60-month period that produces the highest amount, plus 21% of those earnings prorated over 20 years of credited service, and 1/2 of 1% of those earnings for each year of credited service in excess of 20, subject to certain adjustments for lack of plan participation. The relevant 60-month period must occur during the last 15 years prior to the earlier of retirement or May 31, 1991, when benefit accruals ceased. There is no Social Security offset. These benefits are payable for life with a 10-year certain period, or the actuarial equivalent of that benefit.

        Because benefit accruals under the Pension Plan were suspended effective May 31, 1991, the years of credited service for the following named executive officers are as follows: David H. Keyte—four years, and Cecil N. Colwell—three years. The estimated annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for each of these persons is: David H. Keyte—$5,097 and Cecil N. Colwell—$2,524. The other named executive officers, H. Craig Clark, Leonard C. Gurule, and Matthew A. Wurtzbacher, have no benefits under the Pension Plan, because their employment commenced after benefit accruals were suspended.

Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

        Severance Agreements.    We have entered into severance agreements with each of the named executive officers. The severance agreements provide for benefits for termination without cause and for termination following a "change of control" of Forest. The severance agreements provide that if a named executive's employment is terminated either (a) by Forest for reasons other than cause or other than as a consequence of death, disability, or retirement, or (b) by the executive for reasons of significant change in responsibilities, a reduction in annual base salary, or a diminution in comparable benefits or, in the case of a change of control, in addition to the foregoing, for reasons of a change in the executive's principal place of employment or a diminution in eligibility for comparable compensation plans, the executive will receive certain payments and benefits. The severance agreements expire either on June 14, 2005 or December 14, 2005, subject to possible extensions for successive 30-month terms.

        In the case of termination of the employment of a named executive officer by Forest under circumstances described above, that does not occur within two years of a change of control, these severance benefits include (a) continued payment of the executive's base salary for a term of months equal to the whole number of times that the executive's base salary can be divided by $10,000, limited to 30 months (such amounts payable will be reduced by 50% if the executive obtains new employment during the term of payment) and (b) continued coverage of the executive and his or her eligible dependents under Forest's medical and dental benefit plans throughout the payment term without any cost to the executive (such coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period).

        If a named executive officer's employment with Forest is terminated under the circumstances described above within two years after the date upon which a change of control occurs, Forest would be obligated to take certain actions, including: (a) pay the executive an amount equal to 2.5 times the total of his annual base salary plus the annual bonus most recently paid; (b) continue coverage of the executive and his or her eligible dependents under Forest's medical and dental benefit plans for up to 30 months without any cost to the executive (such coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period); (c) accelerate the vesting of all outstanding options and cause any accrued benefits under any non-qualified deferred compensation plans to become immediately non-forfeitable; (d) cause outstanding options to remain exercisable for a period of twelve months following the last day of employment (but in no event will an option be exercisable for a longer period than the original term of the option or a shorter period than already provided for under the terms of the option); and (e) pay the executive an annual bonus under Forest's annual incentive bonus plan based on partial year results in an amount to be determined by the Compensation Committee on or before the date of the change of control. If any payment or distribution to the executive, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on "excess parachute payments," under the severance agreement Forest will be obligated to pay to the executive such additional amount as may be necessary so that the executive realizes, after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.

Deferred Compensation Plans

        Forest has an Executive Deferred Compensation Plan (the "Executive Plan") pursuant to which certain officers may participate and defer a portion of their compensation after contributing the maximum allowable amount to the 401(k) Plan. The Executive Plan is not funded, but Forest records a liability for matching contributions and accrues interest on each participant's account balance at the rate of 1% per month. The Executive Plan is administered by the Compensation Committee. In addition to the Executive Plan, Forest has adopted two salary deferred compensation plans and a change of control deferred compensation plan. These plans are administered by the Compensation Committee and are not funded. Eligibility to participate in the salary deferred compensation plans is limited to officers and directors of Forest, and officers may participate in the change of control deferred compensation plan. Under the terms of the salary deferred compensation plans, a participant may defer a percentage of their base salary, bonuses, and under one of the salary deferred compensation plans, possibly certain equity awards. The change of control plan which has not been implemented, allows participants to make one-time deferrals of compensation that they would otherwise receive upon a change in control.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of three independent directors: Cortlandt S. Dietler, Forrest E. Hoglund, and James D. Lightner. We had no compensation committee interlocks with any other entity during 2004.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board ("Committee") has furnished the following report on executive compensation for fiscal 2004.

  What is the role of the Committee in establishing compensation?

        The charter of the Committee, which is available on Forest's website, states that the purpose of the Committee is:

  •
  to assist the Board in fulfilling its responsibility to shareholders by taking a leadership role in the design and administration of executive compensation programs,

  •
  the annual evaluation of the performance of the Chief Executive Officer ("CEO") and executive management, and

  •
  the recommendation of the annual compensation of executive management.

        The Committee's specific authority and responsibilities are as follows:

  •
  to establish and review Forest's overall compensation philosophy,

  •
  to review and approve Forest's goals and objectives relevant to the compensation of the CEO and other executive officers, including their annual performance objectives, to evaluate the performance of such officers in light of these criteria, either as a committee or together with the other independent directors (as directed by the Board), and to determine and approve the annual salary, bonus, stock options, and other benefits, direct and indirect, of the CEO and other executive officers based on this evaluation,

  •
  to review and make recommendations to the Board with respect to Forest's incentive-compensation plans and equity-based plans,

  •
  to review and approve all equity compensation plans of Forest that are not otherwise subject to the approval of Forest's shareholders,

  •
  to approve, or review and make recommendations to the Board regarding, all awards of shares or share options pursuant to Forest's equity-based plans,

  •
  to review and monitor employee pension, profit-sharing, and benefit plans,

  •
  to make recommendations to the Board with regard to Forest's compensation and benefit programs and practices for employees, and

  •
  to produce a compensation committee report on executive compensation as required by the Securities and Exchange Commission to be included in Forest's annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission.

        Each of the members of the Committee is independent within the meaning of Forest's Corporate Governance Guidelines, the rules of the Securities and Exchange Commission, and the listing standards of the New York Stock Exchange.

        In carrying out its responsibilities, the Committee is authorized to engage, and has engaged, outside advisers to consult with it as the Committee deems appropriate. The Committee has the sole authority to approve related fees and retention terms.

  What are the objectives of Forest's executive compensation policies?

        The overall goal of the Committee is to design and administer an executive compensation program that is consistent with Forest's strategic business and financial objectives and that enables Forest to attract, motivate, and retain executive personnel as deemed necessary to maximize return to shareholders. Although these principles apply to all executive officers and the design of the compensation program, the Committee also considers individual factors in determining the appropriate mix of compensation for each officer. The program currently consists of the following three primary components:

  •
  an annual base salary,

  •
  an annual incentive bonus, and

  •
  periodic grants of longer term stock options or restricted stock.

  How are base salaries determined for executive officers?

        The purpose of base salary is to create cash compensation for executive officers that is competitive in the industry and will enable Forest to attract, motivate, and retain capable executives. In the fourth quarter of 2004, the Committee reviewed the base salaries of Forest's executive officers. While considering adjustments to the base salaries of the executive officers, the Committee reviewed data on salary increases in the oil and gas industry for 2003 and 2004 and the most recent salary increase for each of the officers. The Committee also reviewed with the President and Chief Executive Officer the responsibilities and performance of each of the executives in relation to the increases proposed. The Committee also discussed salary survey data for each executive position. Effective October 1, 2004, a number of executive officers, including the President and Chief Executive Officer, received salary increases. See "Executive Compensation—Summary Compensation Table" for the fiscal 2004 salaries of the most highly compensated executive officers of Forest.

  How were bonuses for fiscal 2004 determined for executive officers?

        The annual incentive bonuses for fiscal 2004 were awarded under the terms of the Annual Incentive Plan for 2004 that was adopted by the Committee. The 2004 plan was designed to meet the following objectives:

  •
  provide an annual incentive plan framework that was performance-driven and focused on objectives that were critical to Forest's success in 2004,

  •
  offer competitive cash compensation opportunities to all key employees, and

  •
  reward outstanding achievement.

        The 2004 plan generally provided for annual incentive awards determined primarily on the basis of Forest's results on selective financial, operating, and other performance measures.

        The framework of the 2004 plan was similar to annual incentive plans utilized in the past. Each year, Forest, under the annual incentive plan, establishes the threshold, target, and outstanding performance levels on each performance measure and its appropriate weighting. These performance measures and their weighting are reviewed annually in light of changing Forest priorities and strategic objectives. Specifically, awards under the 2004 plan were based upon the success of business units and corporate staff of Forest in achieving the objectives established by the Committee and included in the plan. These goals were derived, in part, from Forest's 2004 Business Plan.

        For 2004, performance measures were established for total shareholder return, cash costs, acquisitions, production, and rate of return on capital investments. Each participant in the 2004 plan had a target bonus expressed as a percentage of his or her base salary. The participant's target bonus was to be paid if all of the 2004 goals and objectives were met and the individual's performance merited a bonus. Each goal represents a percentage of the target amount. In 2004, the weightings for each participant were 20% for each goal. The Committee established the target bonus percentage for each executive participant in the plan after taking into account the importance of the position held by that participant to the success of Forest and published compensation surveys and information obtained from compensation consultants. In February 2005, the Committee approved cash bonus awards under the 2004 plan in the aggregate amount of $1,250,000 for all of the executive officers, as a group. The Committee granted a bonus award to Mr. Clark of 90% of his year-end base salary as a result of achievement of goals, including 2004 acquisitions, while the annual target bonuses for the other named executive officers ranged from 50% to 75% of their 2004 year-end base salary. Bonus awards paid to the other named executive officers for 2004 ranged from approximately 50% to 68% of year-end base salary and were based upon performance and upon executive compensation survey data for the oil and gas industry.

  How was other performance-based compensation for fiscal 2004 determined for executive officers?

        The purpose of Forest's long-term incentives is to align an executive's compensation with an executive's contribution to the success of Forest in creating shareholder value. Long-term compensation comprises a substantial portion of each executive officer's total compensation and provides incentives that encourage the executive officers to own Forest's stock and tie their long-term economic interest directly to those of Forest's shareholders. Long-term compensation can be provided in many forms, including restricted stock and stock options. Restricted stock and stock options also allow executive officers to have equity ownership in Forest and to share in the appreciation in value of Forest's stock over time. In particular, the stock options only have value if Forest's stock appreciates from the date the options are granted.

        During 2004, options were granted to officers and employees throughout Forest to purchase an aggregate of 1,437,450 shares. The option exercise price in each case was equal to the mean price of Forest's common stock on the New York Stock Exchange on the date of the grant. The Committee currently intends to limit the grant of options in a manner such that the actual dilution or "overhang" does not exceed approximately 10%. The overhang is derived by dividing (i) the sum of outstanding but unexercised stock options by (ii) the total common shares outstanding from time to time. As of February 28, 2005 this overhang was approximately 5.2%. During 2004, the named executive officers were granted options to purchase an aggregate of 279,000 shares. See "Executive Compensation—Stock Option Grants During 2004," for a summary of these option grants. The options granted to the named executive officers vest in four equal increments over a term of four years. The option exercise price in each case was equal to the mean price of Forest's common stock on the New York Stock Exchange on the date of the grant.

        In addition, during 2004, the Compensation Committee considered and decided to grant an aggregate of 64,000 shares of restricted stock to the named executive officers. See "Executive Compensation—Summary Compensation Table," for a summary of these restricted stock awards. The restricted stock vests 100% on the third anniversary of the date of the award and is subject to forfeiture restrictions. This decision was based on the Committee's recognition of (i) the services that each of the named executive officers had performed for Forest, (ii) an increasingly competitive atmosphere in 2004 for qualified executives in the energy sector, (iii) a general shift in the sector toward restricted stock, and (iv) a need to increase the retentive aspects of Forest's compensation structure.

  Are there other compensation programs in which the executive officers participate?

        Forest has adopted a retirement savings plan (the "401(k) Plan"). The 401(k) Plan is designed to encourage employees to save for the future. This compensation program generally is not linked to Forest's performance. The 401(k) Plan provides Forest's U.S. employees with the opportunity to contribute certain eligible earnings on a pre-tax basis to an account investing in various investment options. Employees may elect to contribute up to 80% of their eligible compensation, subject to certain limitations. Forest matches employee contributions up to 7% of an employee's total eligible compensation at a rate of 100% for the first 7% of salary contributed, with Forest's contributions vesting for newly-hired employees over a period of five years. During 2004, Forest contributed a total of $27,841 to the 401(k) Plan on behalf of the named executive officers. In addition, effective as of December 31, 2004, Forest made an employer discretionary contribution to the 401(k) Plan, which included a contribution of $57,590 on behalf of the named executive officers. Forest also has adopted an executive deferred compensation plan. Once the maximum Forest match allowable under the 401(k) Plan has been made to an executive officer, the remainder of the match is contributed to this plan. During 2004, Forest contributed a total of $73,863 and made a discretionary contribution of $69,668 to the executive deferred compensation plan on behalf of the named executive officers. See "Executive Compensation—Summary Compensation Table" for contribution information with respect to Forest's named executive officers under these plans.

  How is Forest addressing the Internal Revenue Code limits on deductibility compensation?

        The Committee considers the expected tax treatment to Forest and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation expenses in excess of $1 million to any individual in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. The Committee currently considers the deductibility under Section 162(m) of compensation of its executives to the extent reasonably practical and consistent with Forest's objectives but may approve compensation that does not fall within these requirements. However, the Committee may authorize compensation that results in amounts above the limits if it determines that such compensation is in the best interests of Forest. In addition, the limitation may affect the future grant of stock options.

  What is the Committee's overall assessment of Forest's executive compensation policies and programs?

        Forest's executive compensation is intended to be linked to, and commensurate with, Forest's performance and with shareholder expectations. The Committee believes that the executive compensation policies and programs described in this report serve the interests of Forest and its shareholders.

Dated: March 17, 2005	Submitted by the Compensation Committee,
Cortlandt S. Dietler, Chairman Forrest E. Hoglund James D. Lightner*

*
Mr. Lightner became a member of the Compensation Committee on July 16, 2004.

        The foregoing report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Beginning in 1995, Forest consummated certain transactions with The Anschutz Corporation ("Anschutz") pursuant to which Anschutz acquired a significant ownership position in the Company. As of February 28, 2005, Anschutz owned approximately 12.97% of Forest's outstanding shares of common stock, which includes 521,856 shares issuable upon exercise of warrants held by Anschutz. Based on Forms 4 filed by Anschutz with the Securities and Exchange Commission through March 15, 2005, 4,216,486 shares of Forest common stock held by Anschutz were subject to prepaid forward sales contracts.

        During 2004, we paid $149,843 to Anschutz for corporate transportation and facility rental, which amount includes $101,492 for usage in prior years. Charges were based on actual usage.

        Other Transactions.    We have periodically engaged the law firm of Bennett Jones LLP for legal services. William L. Britton, one of our directors, was a partner of the firm until December 15, 2004. During 2004, we paid approximately $423,454 to Bennett Jones for legal services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers and directors, as well as certain persons who own more than 10% of our common stock, are required by Section 16(a) of the Securities Exchange Act of 1934:

  •
  to file reports of their ownership of common stock with the Securities and Exchange Commission and the New York Stock Exchange; and

  •
  to furnish us with copies of the reports.

        We received written representations from each such person who did not file an annual report with the Securities and Exchange Commission on Form 5 that no Form 5 was due. Based solely on our review of the reports and representations, we believe that all required Section 16(a) reports concerning transactions completed by our directors and executive officers during fiscal 2004 were filed timely.

STOCK PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in the cumulative total shareholder return on Forest common stock with the cumulative return on the S&P 500 Index and the Dow Jones Oil-Secondary Index, Forest's peer group, from December 31, 1999 to December 31, 2004. We believe that the Dow Jones Oil-Secondary Index is meaningful because it is an independent, objective view of the performance of other similarly-sized energy companies. The graph assumes that $100 was invested in each category on the last trading day of 1999 and that dividends were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG FOREST OIL CORPORATION, THE S & P 500 INDEX,
AND THE DOW JONES US OIL COMPANIES, SECONDARY INDEX

*
Assumes $100 invested on 12/31/99 in stock or index, reinvestment of dividends, and a fiscal year ending December 31.

        The foregoing performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this performance graph by reference therein.

ADJOURNMENT OF THE ANNUAL MEETING

        In the event there is an insufficient number of shares of our common stock present in person or by proxy at the Annual Meeting to approve the three proposals set forth in this Proxy Statement, the Board will request approval to adjourn the Annual Meeting to a later date. The place and date to which the Annual Meeting would be adjourned would be announced at the Annual Meeting, but would in no event be more than 30 days after the date of the Annual Meeting.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        With respect to proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders, under the regulations of the Securities and Exchange Commission, we must receive such proposals no later than November 28, 2005 in order for the proposals to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting. The proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in company-sponsored proxy materials. These proposals should be sent to Cyrus D. Marter IV, Secretary, via facsimile to 303.812.1445, or by mail to Cyrus D. Marter IV, Secretary, Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver, Colorado 80202; however, if mailed after August 1, 2005, any such correspondence should be mailed to 707 17th Street, Suite 3600, Denver, Colorado 80202.

        With respect to shareholder proposals for action or nominations for director intended to be presented at the 2006 Annual Meeting of Shareholders, under our Bylaws, such proposals or nominations must be submitted in writing to the Secretary of the Company at the above facsimile number or mailing address, and must be received at our principal executive offices no earlier than December 28, 2005 and no later than January 27, 2006. Any such proposal must be an appropriate subject for shareholder action under applicable law, and must otherwise comply with Article I of our Bylaws.

GENERAL AND OTHER MATTERS

        The Board knows of no matter, other than those referred to in this proxy statement, which will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting or any of its adjournments or postponements, the person or persons voting the proxies will vote them in accordance with their judgment on such matters.

        You are encouraged to complete your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

By Order of the Board,
CYRUS D. MARTER IV Secretary

April 1, 2005

Appendix A

Note: This version of the Forest Oil Corporation 1999 Employee Stock Purchase Plan shows the Plan as proposed to be amended if Proposal No. 2 receives the requisite number of "FOR" votes at our 2005 Annual Meeting of Shareholders. The provision of the Plan that is proposed to be amended is italicized and in boldface type.

FOREST OIL CORPORATION
1999 EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED EFFECTIVE AS OF MAY 10, 2005

        1.    Purpose.    The FOREST OIL CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is intended to provide an incentive for employees of FOREST OIL CORPORATION (the "Company") and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company's common stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.    Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

          (a)   "Board" means the Board of Directors of the Company or a duly authorized committee thereof.

          (b)   "Code" means the Internal Revenue Code of 1986, as amended.

          (c)   "Committee" means the Forest Oil Corporation Employee Benefits Committee.

          (d)   "Company" means Forest Oil Corporation, a New York corporation.

          (e)   "Date of Exercise" means the last day of each Option Period.

          (f)    "Date of Grant" means July 1, 1999, and, thereafter, the first day of each successive October, January, April, and July.

          (g)   "Eligible Compensation" means regular straight-time earnings or base salary, determined before giving effect to any salary reduction agreement pursuant to (i) a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code), or (ii) a cafeteria plan (within the meaning of Section 125 of the Code). Eligible Compensation shall not include overtime, bonuses, commissions, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, reimbursements, or any other special or incentive payments excluded by the Committee in its discretion (applied in a uniform basis).

          (h)   "Eligible Employee" means, with respect to each Date of Grant, each employee of the Company or a Participating Company who, as of such Date of Grant, is regularly scheduled to work more than 20 hours per week and more than five months in any calendar year.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j)    "Option Period" means the three month period beginning on each Date of Grant.

          (k)   "Option Price" shall have the meaning assigned to such term in paragraph 8(b).

          (l)    "Participating Company" means any present or future parent or subsidiary corporation of the Company that participates in the Plan pursuant to paragraph 4.

          (m)  "Plan" means this Forest Oil Corporation 1999 Employee Stock Purchase Plan, as amended from time to time.

          (n)   "Restriction Period" means the period of time during which shares of Stock acquired by a participant in the Plan may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by such participant as provided in paragraph 8(d).

          (o)   "Stock" means the shares of the Company's common stock, par value $.10 per share.

        3.    Administration of the Plan.    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

        4.    Participating Companies.    The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company's Plan participation at any time.

        5.    Eligibility.    Subject to the provisions hereof, all Eligible Employees as of a Date of Grant shall be eligible to participate in the Plan with respect to options granted under the Plan as of such date.

        6.    Stock Subject to the Plan.    Subject to the provisions of paragraph 13, the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 300,000 shares of the authorized Stock, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

        7.    Grant of Options.

          (a)    In General.    Commencing on July 1, 1999, and continuing while the Plan remains in force, the Company shall, on each Date of Grant, grant an option under the Plan to purchase shares of Stock to each Eligible Employee as of such Date of Grant who elects to participate in the Plan; provided, however, that no option shall be granted to an Eligible Employee if such individual, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code). Except as provided in paragraph 13, the term of each option shall be for three months, which shall begin on a Date of Grant and end on the last day of such three-month period. Subject to subparagraph 7(d), the number of shares of Stock subject to an option for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Option Period in accordance with subparagraph 7(b), divided by (ii) the Option Price of the Stock applicable to the Option Period, rounded down to the nearest whole share; provided, however, that the maximum number of shares of Stock that may be subject to any option for a participant may not exceed 5,000 (subject to adjustment as provided in paragraph 13).

          (b)    Election to Participate; Payroll Deduction Authorization.    An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 7(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates a specified whole dollar amount or an integral percentage of his Eligible Compensation to be deducted from his compensation for each pay period and paid into the Plan for his account. The designated percentage may not be less than 1% nor exceed 15%.

          (c)    Changes in Payroll Authorization.    The payroll deduction authorization referred to in subparagraph 7(b) may not be changed during the Option Period. However, a participant may withdraw from the Plan as provided in paragraph 9.

          (d)    $25,000 Limitation.    No employee shall be granted an option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Date of Exercise.

          (e)    Leaves of Absence.    During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation § 1.421-7(h)(2), a participant's elected payroll deductions shall continue. A participant may not contribute to the Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation § 1.421-7(h)(2), then such participant's payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. If a participant takes a leave of absence that is not described in the first or third sentence of this subparagraph 7(e), then he shall be considered to have terminated his employment and withdrawn from the Plan pursuant to the provisions of paragraph 9 hereof. Further, notwithstanding the preceding provisions of this subparagraph 7(e), if a participant takes a leave of absence that is described in the first or third sentence of this subparagraph 7(e) and such leave of absence exceeds 90 days, then he shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 9 hereof and terminated his employment on the 91st day of such leave of absence.

          (f)    Continuing Election.    Subject to the limitation set forth in subparagraph 7(d), a participant (i) who has elected to participate in the Plan pursuant to subparagraph 7(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or as of any subsequent Date of Grant prior to any such respective Date of Grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Date(s) of Grant as was in effect immediately prior to such respective Date of Grant. Payroll deductions that are limited by subparagraph 7(d) shall recommence at the rate provided in such participant's payroll deduction authorization at the beginning of the first Option Period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to paragraph 7, withdraws from the Plan as provided in paragraph 9, or is terminated from participation in the Plan as provided in paragraph 10.

        8.    Exercise of Options.

          (a)    General Statement.    Subject to the limitation set forth in subparagraph 7(d), each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his option on each Date of Exercise to the extent his unused payroll deductions under the Plan are sufficient to purchase at the Option Price whole shares of Stock and to the extent the issuance of Stock to such participant upon such exercise is lawful. Any amount relating to such option that remains in his account representing a fractional share shall be applied to the purchase of shares of Stock during the next Option Period as if such participant had contributed such amount by payroll deduction to the Plan during such period for the option that relates to such period.

          (b)    "Option Price" Defined.    The term "Option Price" shall mean the per share price of Stock to be paid by each participant on each exercise of his option, which price shall be equal to 85% of the fair market value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is less. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange, Inc. on that date (or, if no shares of Stock have been traded on that date, on the next regular business date on which shares of the Stock are so traded).

          (c)    Delivery of Share Certificates.    As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise in the aggregate of all of the participating employees hereunder. Such custodian shall keep accurate records of the beneficial interests of each participating employee in such shares by means of participant accounts under the Plan, and shall provide each participating employee with quarterly or such other periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option.

          (d)    Restrictions on Transfer.    The Committee may from time to time specify with respect to a particular grant of options the Restriction Period that shall apply to the shares of Stock acquired pursuant to such options. Unless otherwise specified by the Committee, the Restriction Period applicable to shares of Stock acquired under the Plan shall be a period of six months after the Date of Exercise of the options pursuant to which such shares were acquired. Except as hereinafter provided, during the Restriction Period applicable to shares of Stock acquired under the Plan, such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the participant who has purchased such shares; provided, however, that such restriction shall not apply to the transfer, exchange or conversion of such shares of Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this subparagraph 8(d) shall cease to apply and the optionee may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole shares of Stock in his Company stock account that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. The Committee may cause the Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this subparagraph 8(d) and to assure compliance with applicable laws.

        9.    Withdrawal from the Plan.

          (a)    General Statement.    Any participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

          (b)    Eligibility Following Withdrawal.    A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

        10.    Termination of Employment.

          (a)    General Statement.    Except as provided in subparagraph 10(b), if the employment of a participant terminates for any reason whatsoever, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall promptly refund to him the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options, and thereupon his interest in unexercised options under the Plan shall terminate.

          (b)    Termination by Retirement, Death or Disability.    If the employment of a participant terminates after such participant has attained age 65 or due to such participant's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant's personal representative, as applicable, shall have the right to elect either to:

              (i)  withdraw all of such participant's accumulated unused payroll deductions under the Plan; or

             (ii)  exercise such participant's option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of whole shares of Stock which the accumulated payroll deductions at the date of such participant's termination of employment will purchase at the applicable Option Price (subject to subparagraph 7(d)), and receive a payment from the Company promptly after such exercise in the amount of such participant's payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

The participant or, if applicable, such personal representative, must make such election by giving written notice to the Committee at such time and in such manner as the Committee prescribes. In the event that no such written notice of election is timely received by the Committee, the participant or personal representative will automatically be deemed to have elected as set forth in clause (2) above.

        11.    Restriction Upon Assignment of Option.    An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

        12.    No Rights of Shareholder Until Exercise of Option.    With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a shareholder, and he shall not have any of the rights or privileges of a shareholder, until such option has been exercised. With respect to an individual's Stock held by the custodian pursuant to subparagraph 8(d), the custodian shall, as soon as practicable, pay the individual any cash dividends attributable thereto or credit such dividends to such individual's account (as directed by the Committee in its discretion applied in a uniform manner) and shall, in accordance with procedures adopted by the custodian, facilitate the individual's voting rights attributable thereto.

        13.    Changes in Stock; Adjustments.    Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

        If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised options shall expire and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

        14.    Use of Funds; No Interest Paid.    All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant.

        15.    Term of the Plan.    The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such shareholder approval, and, if the shareholders of the Company do not approve the Plan by the Date of Exercise of the first option granted hereunder, then the Plan shall automatically terminate, no options may be exercised hereunder, and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate. Except with respect to options then outstanding, if not sooner terminated under the provisions of paragraph 16, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after March 31, 2009.

        16.    Amendment or Termination of the Plan.    The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of the optionee without the consent of such optionee.

        17.    Securities Laws.    The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        18.    No Restriction on Corporate Action.    Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

        19.    Miscellaneous Provisions.

          (a)    Parent and Subsidiary Corporations.    For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

          (b)    Number and Gender.    Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

          (c)    Headings.    The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

          (d)    Not a Contract of Employment.    The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The rights and obligations under any participant's terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant's employment for any reason whatsoever.

          (e)    Compliance with Applicable Laws.    The Company's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

          (f)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

          (g)    Governing Law.    All provisions of the Plan shall be construed in accordance with the laws of New York except to the extent preempted by federal law.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS REFERRED TO BELOW.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

If you choose not to vote via telephone or the Internet, please promptly mark this Proxy Card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope. No postage is required if mailed within the United States.

					FOR	AGAINST	ABSTAIN
Proposal 1.	Proposal to elect two Class II directors.		Proposal 2.	Proposal to approve an additional 175,000 shares for issuance under the 1999 Employee Stock Purchase Plan.	☐	☐	☐
	FOR ALL	WITHHELD*			FOR	AGAINST	ABSTAIN
*To withhold authority to vote for both nominees, check the box marked "Withheld". To withhold authority to vote for any individual Class II	☐	☐	Proposal 3.	Proposal to ratify the appointment of KPMG LLP as independent auditors for the year 2005.	☐	☐	☐
nominee, strike a line through the nominee's name in the list below:			In addition, I hereby authorize such proxies to vote my shares in their discretion as to any other matters that may come before the Annual Meeting of Shareholders.
01 Forrest E. Hoglund 02 James H. Lee	Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
IF YOU EXECUTE AND RETURN THIS PROXY CARD BUT DO NOT SPECIFY THE MANNER IN WHICH THE PROXIES SHOULD VOTE YOUR SHARES, THE PROXIES WILL VOTE YOUR SHARES "FOR" EACH OF THE FOREGOING PROPOSALS AND IN THEIR DISCRETION AS TO ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If signed by a partnership, please sign in the partnership name by authorized person.

Signature	Signature	Date

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet Internet http://www.proxyvoting.com/fst Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1.866.540.5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.forestoil.com

PROXY

FOREST OIL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS

        I have received the Proxy Statement dated April 1, 2005 of Forest Oil Corporation and hereby appoint H. Craig Clark and Cyrus D. Marter IV, and each of them, as my proxies, with full power of substitution and resubstitution, to represent me at the Annual Meeting of Shareholders of Forest Oil Corporation to be held on May 10, 2005 (and at any adjournments or postponements of the Annual Meeting), and to vote all shares of common stock that I would be entitled to vote if personally present at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, in the manner specified below (or, if I do not specify how to vote, to vote all of my shares FOR each of the proposals described below and to vote in the discretion of the proxies as to any other matters coming before the Annual Meeting.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE
Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

You can now access your Forest Oil Corporation account online.

Access your Forest Oil Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Forest Oil Corporation now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time